Centennial Government Trust
                            Exhibit 24(b)(16) to Form N-1A
                         Performance Data Computation Schedule


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/98:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


              Date            Daily Accrual Per Share (in $)

            06/24/98                .0001298
            06/25/98                .0001306
            06/26/98                .0001319
            06/27/98                .0001319
            06/28/98                .0001319
            06/29/98                .0001316
            06/30/98                .0001353
                                    --------

            Seven Day
              Total:                .0009230


      Current Yield:          $0.0009230/7 x 365 = 4.81%


                                      365/7
      Effective Yield:  (.0009230 + 1)      - 1  = 4.93%